UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Asensus Surgical, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

1 TW Alexander Drive, Suite 160
Durham, North Carolina 27703
(919) 765-8400

ADDITIONAL DEFINITIVE PROXY MATERIAL

August 8, 2024

Explanatory Note

On August 8, 2024, Asensus Surgical, Inc. (the “Company”) sent the following letter to its stockholders:

IMPORTANT UPDATE ON OUR SPECIAL MEETING

August 8, 2024

Dear Stockholder:

Asensus Surgical (the “Company”) convened and adjourned its special meeting of stockholders (the “Special Meeting”), which was scheduled for August 7, 2024.

The Special Meeting was adjourned in order to allow for additional solicitation with respect to proposal #1 (Merger with KARL STORZ Endoscopy- America, Inc.). The Special Meeting will be reconvened on August 20, 2024 at 10:00 A.M., Eastern Time.

We encourage stockholders who have not yet executed a proxy to do so now. This will help save us further solicitation costs. Failure to approve the Merger Agreement and the Merger will have significant consequences for the Company, including the expectation that the Company will need to seek bankruptcy protection if the Merger proposal is not approved. The deadline to provide a proxy to vote is August 19, 2024 at 5:00 p.m. Eastern Time.

During the adjournment period, the Company will continue to solicit proxies from its stockholders. The record date for the Special Meeting has not changed. Only stockholders of record at the close of business on June 28, 2024 are entitled to vote at the reconvened Special Meeting. Stockholders who have already voted need not submit another vote unless they wish to change their vote.

Stockholders who have questions or need assistance voting may call our proxy solicitor Alliance Advisors at (844) 858-7383, Mon- Fri from 9 am-10 pm ET Sat & Sun 10 am – 6 pm. Outside of the United States and Canada, please call Alliance at 1-551-210-9927.

Please take a moment to vote your proxy by using the methods indicated on your proxy form.

Thank you for your investment in the Company and your vote.

Sincerely,

Anthony Fernando CEO